UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2015

Integrity Applications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-54785	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

102 Ha’Avoda Street, P.O. Box 432, Ashkelon, Israel		L3 7810301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  972 (8) 675-7878

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 11, 2015, the arbitrator in the previously disclosed arbitration proceeding among A.D. Integrity Applications Ltd. (“Integrity Israel”), an Israeli limited company and a wholly owned subsidiary of Integrity Applications, Inc., a Delaware corporation (the “Company”), Avner Gal, David Malka, Zvi Cohen, Ilana Freger and Alexander Reykhman, as defendants, and Y.H. Dimri Holdings (2001) Ltd. (“Dimri”), as the plaintiff, issued a binding arbitration decision (the “Arbitration Decision”) which documents the parties’ negotiated settlement of such arbitration.  Pursuant to the terms of the Arbitration Decision, (1) Avner Gal, David Malka, Zvi Cohen, Ilana Freger and Alexander Reykhman were ordered to transfer to Dimri, within 14 days after the date of the Arbitration Decision, an aggregate of 440,652 shares of the Company’s outstanding common stock, (2) Integrity Israel was ordered to pay to Dimri, within 14 days after the date of the Arbitration Decision, (A) NIS 1,767,674 (approximately $436,571 based on the exchange rate of 4.049 NIS:$1 as of March 11, 2015), as repayment in full of the outstanding principal amount under the Investment Agreement, dated February 18, 2003 (the “Investment Agreement”), among Integrity Israel, Avner Gal, Zvi Cohen, David Freger and Yigal Dimri, as adjusted for changes in the Israeli consumer price index since the date on which the loan was made, and (B) NIS 290,000 (approximately $71,623 based on the exchange rate of 4. 049 NIS:$1 as of March 11, 2015) plus VAT, as partial reimbursement of Dimri’s attorney’s fees in the arbitration.  Subject to the foregoing transfers and payments, the Arbitration Decision releases Integrity Israel, the Company and the other defendants in the arbitration from any legal claim by Yigal Dimri, the principal shareholder of Dimri, and any other companies under his control in respect of the subject matter of the arbitration, including the shareholder loan granted under and any claim of anti-dilution rights under the Investment Agreement, and similarly releases Mr. Dimri and all companies under his control from any legal claim by Integrity Israel, the Company and the other defendants in the arbitration in respect of the subject matter of the arbitration.

Item 2.04.          Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 with respect to the acceleration of the outstanding principal under the Investment Agreement is incorporated by reference into this Item 2.04.  The principal outstanding under the Investment Agreement was originally due and payable in quarterly installments commencing on the quarter after the first year in which the Company reports a profit, with the amount of such payments being equal to 10% of the Company’s total sales, after deducting VAT, for each such quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 13, 2015

INTEGRITY APPLICATIONS, INC.

By:	/s/ Avner Gal
Name: Avner Gal
Title: Chief Executive Officer